UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - August 9, 2016

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2016, the Compensation Committee of the Board of Directors of IEC Electronics Corp. (the “Company”) waived a requirement in its employment agreement with Jens Hauvn, the Company’s Senior Vice President, Operations, that Mr. Hauvn relocate to the greater Rochester, New York area to receive a stock option to purchase 50,000 shares of the Company’s common stock. Accordingly, on August 9, 2016, the Company granted Mr. Hauvn an option to purchase 50,000 shares of the Company’s common stock at $5.25 per share under the Company’s 2010 Omnibus Incentive Compensation Plan (the “Option”). Subject to his continuous employment with the Company, the Option vests and becomes exercisable as follows: 10% on August 9, 2017, 20% on August 9, 2018, 30% on August 9, 2019 and 40% on August 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	August 15, 2016	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer